SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 24, 2005

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 24, 2005, the Compensation Committee of the Board of Directors for Ashford Hospitality Trust, Inc. (the “Company”) approved increases to annual base salaries, retroactively effective January 1, 2005, to its executive officers and issuances of restricted common stock, which vest 1/3 annually over three years, to its executive officers and Chairman of the Board of Directors as follows:

	Restricted	Former	Adjusted
	Stock Awards (1)	Base Salary	Base Salary
Archie Bennett, Jr.	562,240
Chairman of the Board of Directors
Montgomery J. Bennett	1,099,380	$425,000	$467,500
President and Chief Executive Officer
Douglas A. Kessler	907,616	$300,000	$360,000
Chief Operating Officer
David J. Kimichik	411,640	$260,000	$286,000
Chief Financial Officer
David A. Brooks	411,640	$260,000	$286,000
Chief Legal Officer
Mark L. Nunneley	165,660	$165,000	$181,500
Chief Accounting Officer

(1) Represents shares of restricted common stock issued March 24, 2005, valued at $10.04 per share, the closing price of the Company’s common stock on the date of issuance.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2005

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer